Exhibit 99.2

Ambipar and HPX Corp. Transaction July 2022

Disclaimer

This presentation (this "Presentation") is provided for informational purposes only and has been prepared by Emergência Participações S.A. (the "Company" or "Ambipar Response") and HPX Corp. ("HPX") to assist interested parties in making their own evaluation with respect to a potential business combination between the Company and HPX (the "Business Combination") and must not be relied upon for any other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below.

The distribution and use by you of the information contained in this Presentation and any other information provided to you by HPX or the Company or on their behalf is subject to a confidentiality agreement which strictly limits the circulation and copying of the information contained herein. Without the express prior written consent of HPX and the Company, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Company and the Business Combination or (iv) provided to any other person, except your employees and advisors with a need to know who are advised of, and subject to, the confidentiality obligations applicable to the information contained therein. Upon request, you agree to immediately return all materials provided by HPX and the Company or on their behalf (including this Presentation) without retaining any copies or computer files of the same. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

Furthermore, all or a portion of the information contained in this Presentation may constitute material non-public information with respect to HPX, the Company, Ambipar Participações e Empreendimentos S.A. ("Ambipar Group"), being the sole shareholder of the Company, and other parties that may be referred to in the context of these or related discussions. Each recipient hereby acknowledges that (i) applicable securities laws restrict a person from communicating such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) it is familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this Presentation, and (iii) it will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

No Offer or Solicitation

This Presentation and any oral statements made in connection with this Presentation are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities, or a commitment of the Company or HPX with respect to any of the foregoing, and this Presentation shall not form the basis of any contract. The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"),or the securities laws of any other jurisdiction. Any offer to sell securities, if made, would be made only pursuant to a definitive subscription agreement and in reliance upon an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as amended, not involving any public offering. HPX and the Company reserve the right to amend or terminate discussions with any or all potential investors, to accept or reject any proposals and to negotiate with, or cease negotiations with, any party regarding any transaction involving HPX and the Company for any reason. There shall not be any offer or sale of any securities of the Company or HPX in any jurisdiction where, or to any person to whom, such offer or sale may be unlawful under the laws of such jurisdiction.

No Representation or Warranty

This Presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate the Company or a possible investment decision with respect to the Business Combination. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representations or warranties, express or implied, is or will be given by HPX or the Company or any of their affiliates, directors, officers, employees or advisers or any other person as to the value that may be realized in connection with the Business Combination, the legal, regulatory, tax, financial, accounting or other effects of the Business Combination or the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Any information, data or statistics on past performance or modeling contained herein is not an indication as to future performance. HPX and the Company assume no obligation to update the information in this Presentation. Recipients of this Presentation should each make their own evaluation of the Company and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Only those representations and warranties that are expressly made by HPX or the Company in a definitive written agreement, if executed, and subject to the limitations and restrictions specified therein, shall have any legal effect.

Industry and Market Data

Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Although all such information has been obtained from sources believed to be reliable and are included in good faith, neither HPX nor the Company has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. Accordingly, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of such data. Recipients are cautioned not to place undue weight on such information.

Forward Looking Statements

Certain statements included in this Presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook" and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of factor probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions.

Many actual events and circumstances are beyond the control of the Company. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties, including the risks presented elsewhere herein. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You should also carefully consider the risk factors presented elsewhere herein along with the risks and uncertainties described in the "Risk Factors" section of HPX's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by HPX from time to time with the U.S. Securities and Exchange Commission (the "SEC"). There may be additional risks that neither HPX nor the Company presently know or that HPX and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect HPX's and the Company's expectations, plans or forecasts of future events and views as of the date of this Presentation. HPX and the Company anticipate that subsequent events and developments will cause HPX's and the Company's assessments to change. However, while HPX and the Company may elect to update these forward-looking statements at some point in the future, HPX and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing HPX's and the Company's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Disclaimer (Cont'd)

Use of Projections

This Presentation contains certain financial forecasts, including, among others, Net Revenue, EBITDA and EBITDA Margin, ROE, ROIC, Free Cash Flow and Cash Conversion Rate, Net Debt, Net Debt to EBITDA, and growth rates and ratios derived therefrom. The Company's independent auditors have not studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, no independent auditor has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of HPX's and the Company's control. While all financial projections, estimates and targets are necessarily speculative, HPX and the Company believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Presentation of Financial Data

The financial information and data contained in this presentation has not been audited in accordance with PCAOB standards and may not conform to Regulation S-X promulgated by the SEC. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement, prospectus or other report or document to be filed or furnished by HPX, the Company, any successor entity, with the SEC.

Certain historical financial data and financial forecast information of the Company included in this Presentation has been based on the Company's unaudited financial statements for the years ended December 31, 2021 and 2020, and such data and information is subject to an update considering the preparation of our financial statements in accordance with IFRS and completion of the audits of our financial statements in accordance with PCAOB standards. Accordingly, such historical financial results and financial forecast information are preliminary and subject to change, which change may be material, based on the completion of our financial closing procedures and any adjustments that may result from the preparation of our financial statements in accordance with IFRS and completion of the audits of our financial statements in accordance with PCAOB standards.

In addition, certain historical financial data of (i) the Company for periods prior to 2020 and (ii) Ambipar Group, in each case as included in this Presentation, has been based on the Company's and Ambipar Group's audited financial statements for the relevant periods, as applicable, but such financial data has not been, and will not be, audited in accordance with PCAOB standards and may deviate from financial information audited in accordance with PCAOB standards. In addition, certain other financial data of the Company included in this Presentation is based on the Company's internal management accounts that have not been reviewed or audited and are subject to further review and updates.

Statement Regarding Non-GAAP Financial Measures

Certain financial measures in this Presentation are not calculated pursuant to U.S. Generally Accepted Accounting Principles ("GAAP") or IFRS. These non-GAAP financial measures are in addition to, and not as a substitute for or superior to measures of financial performance prepared in accordance with GAAP or IFRS. There are a number of limitations related to the use of these non-GAAP financial measures as compared to their nearest GAAP or IFRS equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the non-GAAP financial measures herein as tools for comparison. You should review each of HPX's and the Company's audited financial statements in accordance with GAAP or IFRS and should not rely on any single financial measure as part of your evaluation. This Presentation contains an explanation of how the Company calculates the non-GAAP measures presented herein, but no quantitative reconciliation of non-GAAP measures to their most directly comparable measures calculated under IFRS.

This Presentation also includes certain projections of non-GAAP measures. Due to the high variability, uncertainty and inherent difficulty of making accurate forecasts and projections, including predicting the occurrence and financial impact of certain adjustments, and the periods in which such adjustments may be recognized, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, the Company is not providing a reconciliation of its projected or forward-looking non-GAAP measures to the most directly comparable measure prepared in accordance with GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Trademarks

HPX and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third-parties, which are the property of their respective owners. The use or display of third-parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with HPX or the Company, or an endorsement or sponsorship by or of HPX or the Company. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate in any way that HPX or the Company will not assert to the fullest extent under applicable law their respective rights or the rights of the applicable licensor(s) to these trademarks, service marks, trade names and copyrights.

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Presenters from Ambipar Response and HPX 4 Carlos Piani CEO HPX Corp. Rodrigo Xavier Co - Chairman HPX Corp. Bernardo Hees Co - Chairman HPX Corp. Yuri Keiserman CEO nominee Ambipar Response

5 Agenda Transaction Summary and Rationale 1 Business Overview 2 Investment Highlights 3 Transaction Structure and Valuation 4

Transaction Summary and Rationale

Transaction Summary

Ambipar Group has agreed to float its Ambipar Response business unit through a business combination with HPX

Transaction	▪ HPX is a publicly listed special purpose acquisition company with $253 million of cash in trust. HPX is expected to enter into a business combination agreement with Ambipar Response, currently wholly owned by Ambipar Group, a publicly listed company on the B3
Ambipar Response Valuation	▪ $581 million pro forma Enterprise Value at closing[1] ▪ Attractive valuation multiples compared to major competitors
Pro Forma Capital Structure	▪ 100% cash in to foster the organic and inorganic growth of Ambipar Response ▪ Minimum $168 million[1] already committed through PIPE/non redeeming holders and Ambipar Group investments, and up to $415 million considering no redemptions
Pro Forma Ownership[1,2]	▪ 50% Ambipar Group, ~48% SPAC public shareholders and PIPE Investors, ~2% HPX Sponsor; considering no redemptions
Listing Venue	▪ Combined company to be listed on the NYSE
Alignment of Interests	▪ HPX Sponsor to cancel 40% of the promote shares and 50% of the private warrants ▪ HPX Sponsor to nominate one board member, one audit committee, one executive committee member and part of the management team ▪ PIPE investor to nominate one board member and one executive committee member ▪ 3 year lock up for HPX Sponsors and Ambipar



Corporate Structure
Ambipar Group EBITDA Breakdown 2021
45%
55%
HPX CORP
Non-redeeming Shareholders + PIPE investors
ambipar GROUP
Transaction Perimeter
ambipar response
ambipar environment
North America
Europe
LatAm (ex-Brazil)
Brazil

Note: (1) Assumes $117.5mm PIPE and non-redemption + $50.5mm from Ambipar Group subscription; assumes exchange rate of 5.33 BRL/USD, assumes transaction expenses of $18 million (2) Economic ownership

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HPX Transaction Rationale 8 HPX seeks to create value for investors and to grow high - quality businesses through active collaboration and long - term investmen ts High Quality Assets & Management Team Platform for Future Growth Opportunities for Performance Improvement Attractive Potential Return HPX Corp.’s Investment Criteria Defined at IPO How Ambipar Response’s Opportunity Meets the Criteria Industry leading players Defensible business models High quality management team Large addressable market with organic and inorganic growth opportunities Potential to leverage sponsors’ global experience for international expansion At an inflection point (e.g., requiring additional capital or expertise) and can benefit from sponsors’ expertise and experience for performance improvement Likelihood of transaction at reasonable price Business has potential to compound for a long period of time Clear industry leader in Brazil with broad services offering, extensive network and unique regulatory expertise High frequency, non - discretionary, recurring and small ticket services Management team with complimentary skills and owner mentality Very fragmented industry with US$14 bn TAM opportunity in the US alone Opportunity to leverage HPX’s operational and financial expertise in M&A, standardization of global processes and integration of acquired companies Customers are at an Inflection point regarding their commitments to a more sustainable agenda which will accelerate Ambipar Response’s industry growth Ambipar Response needs additional capital to continue its global expansion. M&A pipeline is strong across a diverse set of geographies Transaction valuation is attractive compared to publicly listed peers and recent transactions Extensive runway to continue to consolidate its fragmented industry and grow organically through market share acquisition and leverage of increasing ESG corporate investments

Business Overview

10 HPX Merger Rationale ▪ Brazilian sponsors with knowledge of local culture and of Brazil’s competitive advantages ▪ Extensive operational and financial expertise including in acquiring and integrating companies in developed countries ▪ Experience in the Canadian and U.S. markets , where Ambipar Response identifies growth opportunities ▪ Certainty of some deal terms such as price, potential anchor investors and governance, mitigates risks of a regular capital markets transaction Ambipar Group Carve - out and Flotation Rationale ▪ Additional Funding for new acquisitions and support of its existing businesses ▪ Higher profile as a result of a US listing is expected to lead to new international customers, new M&A prospects and lower cost of capital ▪ Separate entity may attract new investors interested in the international business and its accelerated expansion, mainly on less volatile currencies Ambipar Group is a leading environmental solutions provider (2) in Brazil and plans to carve - out and float Ambipar Response, its environmental and industrial field services business to accelerate its international growth Ambipar Group Overview x Waste treatment, enrichment and facilities services x Environmental and industrial field services x Founded in 1995 by Tercio Borlenghi Jr, current controlling shareholder and Chairman of its Board of Directors x Leading environmental services company in Brazil, with initial footprint in developed markets (1) x Ambipar Group IPO in 2020 Source: Bloomberg Notes: (1) Based on total revenue in 2021A relative to its major competitors. Source: publicly available information of Ambipar Group and its maj or competitors.

Ambipar Response At-A-Glance

A leading environmental solutions service provider in Brazil[3] with global presence

Environmental and industrial field services
Contracted, spot or through a subscription model

Over 28,000 service events executed in 2021[1]
Wide range of services, involving environmental remediation, emergency response on all transportation modals, and industrial maintenance

Global platform with 216 Service Centers[2]
Best in class special equipment and personnel covering wide geographies where there's relevant demand

Diversified client base with 10,000+ customers with long-standing relationship[2]
Major clients in logistics, chemical, O&G, mining and industrial sectors

2,200+ total employees, including trained responders[2]
Under regulatory guidelines and rigorous safety protocols



ambipar response
216(3)
Service Centers
16
countries
Service Centers
Training Centers
Ambipar Response Headquarters

R$824mm Net Revenue[1] 2021A	**91%** Net Revenue[1] $CAGR_{19A-21A}$
28% EBITDA Margin[1] 2021A	**31%** ROIC[1] 2021A

Source: Ambipar Response information

Notes: (1) emergency + scheduled (2) Financial Metrics as calculated in the Appendix (2) As of December 31, 2021; (3) Based on total revenue in 2021A relative to its major competitors. Source: publicly available information of Ambipar Group and its major competitors.

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Where to play: The Environmental and Industrial Field Service Value Chain 12 Transportation Modes Industrial Process & Waste Generation Non - Hazardous Landfill Incineration Hazardous Landfill Services offered by Ambipar Response Industries Mines Warehouses Disposal Transfer, Storage & Treatment Services Consulting and Training Remediation and Industrial Field Services Response and Restoration Environmental Response Information Emergency Response Treatment, storage and disposal Truck and rail services Mobile Recycling operation Waste transfer management Major Competitors

Broad and Recurrent Portfolio of Environmental and Industrial Field Services 13 ERI Industrial Field Services Consulting &Training HAZMAT Management Outsourcing Remediation Services Hazardous Waste Management Response & Restoration Oil Spill Efficiency Quality Standardization Safety x x x x Emergency Response Scheduled Services Highway Accident Dry Port Emergency Industrial Chemical Spill Gas Decommissioning Underground Gas Tank Cleaning Industrial Silo Cleaning Services contracted at spot or subscription model

Ambipar Response Business Units Ambipar Response has positioned its business in four highly attractive markets 14 4Q21 Gross Revenue Breakdown (%) (1) 38% North America LatAm (ex - Brazil) 18% Brazil 27% Europe 17% Service Centers (2) x 28 x 54 x 121 x 13 # of Acquisitions (3) x 11 x 2 x 6 x 3 Regulatory Framework x Well developed x Developing x Developed x Well developed, with national particularities Net Revenue Growth (1,4) x 330% x 36% x 60% x 371% Ambipar Strategy x Aggressive inorganic investment focused on wide geographic expansion x Invest for growth on current business x Sustain market share position and adjacent opportunities x Inorganic investment focused on expansion of strategic regions Notes: (1) Financial Metrics as calculated in the Appendix (2) As of December 31, 2021 (3) Since 2018 (4) Revenue growth is calculated a s of January 1, 2020 through December 31, 2021. Calculated in BRL Terms.

15 Ambipar Response Track Record of Profitable Growth, with Successful M&As, Now Going Global 2008: Foundation 2022: Merger with HPX (de - SPAC) Building a Fully Integrated Platform in Brazil Significant Acquisitions in North America and Europe International Expansion and LatAm Conquering x Partnership with HPX Corp x Focused on growing in North America and further integrating operations 2020: Ambipar Group’s IPO at B3 Phase 1 Phase 2 Phase 3 158 227 365 824 1,001 1,288 53 61 106 232 278 341 2018 2019 2020 2021 1Q22 LTM 1Q22 Annualized Ambipar Response Net Revenue Ambipar Response EBITDA Ambipar Response EBITDA Margin 33.7% 27.0% 28.9% 28.2% 27.8% 11 0 2 1 0 2 Targets Acquired by Region: Phase 1 – Phase 2 3 3 Source: Ambipar Group information Notes: (1) Net Revenue and EBITDA for FY 2018 and 2019 have not been audited pursuant to PCAOB auditing standards and may not be fully c omp arable to Net Revenue and EBITDA for other periods; (2) Financial Metrics as calculated in the Appendix; (3) Includes the full year impact of the acquisitions completed in 2021 by considering annualized 1Q22 results. (1) (1) (2) (2) (3) 26.5%

Investment Highlights

Investment Highlights 17 Substantially Fragmented Market with Room for Consolidation and Strong Tailwind from ESG Compliance Solid Competitive Advantages Being a Leading Environmental Solutions Service Provider in Brazil (1) Well Positioned to Grow Internationally , Especially in North America Opportunity to Leverage HPX’s Operational and Financial Expertise in M&A, Standardization of Global Processes and Integration of Acquired Companies 1 2 3 5 Strong M&A Track Record with Structured Integration Process and a Solid Pipeline Ahead 4 Source: Bloomberg Note: (1) Based on total revenue in 2021A relative to its major competitors. Source: publicly available information of Ambipar Group and its maj or competitors.

Sizeable Global Market with Opportunity to Grow Faster Than Global GDP Growth 18 Notes: (1) Estimated U.S. remediation and industrial services market total revenue in 2020 per Environmental Business Journal , V olume XXXII, Number 11/12, Winter 2019; (2) Market share calculated as the sum of Clean Harbors' and US Ecology's revenue fo r t he field and emergency response services segment for the year ended December 31, 2020 divided by the estimated U.S. remediation and in dus trial services market total revenue in 2020. Sources: Publicly available information of such companies and Environmental Busi nes s Journal, Volume XXXII, Number 11/12, Winter 2019. Top 2 Environmental and Industrial Field Services Players – less than 5% market share in the US (2) Relevant total addressable global market, where the US alone represents $14.6bn TAM (1) 1 Recurring demand for base emergencies and services to comply with safety/environmental regulations 2 3 4 5 Global outsourcing trend driven by specialization and low cost to clients 1 Market growth driven by nominal GDP growth, increased ESG compliance and industrial activity Fragmented global market with small scale players, rendering niched services and covering small geographies

How Ambipar Response Wins: Standardized Services Rendered at Scale

Combination of capabilities allows for standardized services rendered at scale

One-stop shop for emergency and industrial services

Service Centers



- ✓ Standardized and high-end assets
- ✓ Handles emergency response and other industrial field services
- ✓ Standard procedures for each HAZMAT category
- ✓ Nation-wide coverage in Brazil

Emergency Operations Center



- ✓ Standardized Information System
- ✓ Command/decision-making center
- ✓ Real-time asset tracking
- ✓ GIS and Geoprocessing tools
- ✓ 24/7/365 with dedicated hotline

Training Center



- ✓ Multimodal training center with real-world simulations
- ✓ Technical cooperation with clients and regulators

Technical Committee



- ✓ Highly experienced team responsible for technical standards in Brazil (ABNT) and the US (NFPA)

NFPA ABNT

Internationally-Accredited Standardized Procedures

ISO 22320:2013 · ISO 9001:2015 · ISO 14001:2015 · ISO 45001:2018 · UK SPILL · The Nautical Institute · RISQS

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20 Replicate its LatAm financial success to the developed markets to become the global leader in environmental and industrial field services Replicate Winning Business Model of LatAm to the World Notes: (1) Estimated U.S. remediation and industrial services market total revenue in 2020 per Environmental Business Journal , V olume XXXII, Number 11/12, Winter 2019 (2) Market share calculated as the sum of Clean Harbors' and US Ecology's revenue for th e field and emergency response services segment for the year ended December 31, 2020 divided by the estimated U.S. remediation and industrial services market total revenue in 2020. Sources: Publicly available information of such companies and Environmental Business Journal, Volume XXXII, Number 11/12, Winter 2019. Market Size US$14.6 billion TAM (only US) (1) Market Concentration Top 2 players with <5% Market Share (2) Players Profile Lack of relevant pure - play response companies Regulation Hardening regulation driven by ESG awareness North America Opportunity Our Value Creation Playbook Region Extension Continental dimensions with developed infrastructure Prominent Industries Large O&G distribution infrastructure Ambipar Response Presence 3 Presence in 2 Canadian Provinces Presence in 11 US States Standardized Operations

21 Discussion with target company and meeting with owners Target’s information analysis and Site Visit Negotiating NBO Exclusivity signed, Due Diligence and negotiating binding documents Remote Mapping & first contact 150 6 10 12 9 Pipeline Overview 37 Pipeline Targets in LatAm , Europe and North America Management & Acquired Entrepreneurs Relationships Referrals Sector Knowledge Well - defined Integration Process Criteria for Targets Selection Geographic footprint Inorganic growth and integration track record Services quality and recognition Sales team department effectiveness Well maintained assets Post - closing alignment with seller Before Acquisition x Assessment of cultural alignment x Precedent conditions where seller must remain in the business and meet EBITDA target x Establishment of c ombined budget Immediately After Acquisition x Budget, payments and accounting integration x SAP implementation x Costs and procurement integration x Optimization of resources (people and equipment) x Cross selling and marketing (rebranding) x Access to SalesForce 4 3 2 1 0 x Operational Integration Robust M&A Pipeline and Integration Capabilities 4

HPX will Partner with Ambipar Group in Board and Management to Support the Combined Company Growth

Board and management partnership(1)

- ✓ Board of Directors will be initially comprised of 7 members
- ✓ Tercio Borlenghi Jr will lead Executive Committee to be composed initially of 3 members, including Bernardo Hees, to work closer with management and advise the Board on strategic and capital allocation issues
- ✓ Audit Committee to be initially composed of a majority of independent directors; expected to include Carlos Piani and the additional independent member to be nominated by Ambipar Group

Complementary skillset to support Ambipar Response's growth:

- ✓ Capital allocation and M&A expertise
- ✓ Global operating experience
- ✓ Local experience in the Canadian and U.S. markets
- ✓ Standardization experience

KraftHeinz BURGER KING equatorial ENERGIA BANK OF AMERICA

Expected Initial Organizational Structure(1)



ambipar GROUP
HPX CORP
PIPE INVESTORS
5 members Ambipar Group
- Tercio Borlenghi Jr. (chairman)
- +3 from Ambipar
- +1 Independent
1 member HPX
- Carlos Piani(2)
1 member Opportunity
- TBD
Executive Committee (advisory committee)
Board of Directors
Audit Committee (board committee)
CEO Yuri Keiserman(3)
President Brazil Dennys Spencer(3)
President Latin America Pablo Pinochet(3)
President North America Shannon Riley(3)
President Europe Martin Lehane(3)
HPX CORP
CFO Rafael Santo(4)
COO Guilherme Borlenghi(3)
Ambipar Group corporate services arrangements (HR, Legal, Shared Services Center)

Notes:
(1) Board / governance structure subject to closing of the business combination and final agreement of HPX and Ambipar Group; (2) Independent nominee; (3) Nominees; (4) Nominee and part of HPX's team.

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Transaction Structure and Valuation

Transaction Summary

Transaction Structure

- ✓ HPX shareholders and PIPE investors will receive the combined company's class A shares, listed on the NYSE
- ✓ Ambipar Group will receive Class B shares with 10:1 voting rights
- ✓ US$168 million already committed capital[1]. Considering no redemptions from SPAC shareholders, the total proceeds could be up to $415 million[2]
- ✓ Ambipar Group earn-out comprised of 11 million additional shares in two tranches of 5.5 million shares each vested if the share price stays for 20 out of 30 consecutive days above US$17.00 and US$20.00, respectively
- ✓ Cancellation of 40% of the promote shares and 50% of the private warrants, leaving 3.8 million promote shares and 3.53 million private warrants, partly transferred to PIPE and non-redeeming investors
- ✓ HPX Capital Partners and Ambipar Group lock-up for three years

Illustrative Pro-Forma Valuation[2]

($ mm, shares in mm)	
Price per share	$10.00
Pro-forma outstanding shares	79.8
Post-money equity value	$798
(+) Pre-money Net Debt	180
(-) Net Transaction proceeds	397
Enterprise value	$581
EV/ EBITDA 1Q22 LTM	11.1x
EV/ EBITDA 1Q22 Annualized	9.1x
EV/ EBITDA 22E	7.1x

Sources and Uses (US$ mm)[2]

Sources	
Ambipar Group Equity Rollover	345
Ambipar Group Subscription	51
PIPE + SPAC Investors	365
Total Sources	760

Uses	
Ambipar Group Equity Rollover	345
Intercompany Debt Amortization	51
Cash on Response's Balance Sheet	347
Estimated Transaction Expenses	18
Total Uses	760

Pro-forma Economic Ownership[2,3]


Ambipar Group
100%
Ambipar Response
Class B Shares
Class A Shares
Class A Shares
Ambipar Group
PIPE + SPAC Investors
SPAC Sponsor
50% to 72%(4)
48% to 25%(4)
2% to 3.5%(4)
Ambipar Response

(1) Considering Ambipar Group $50.5mm debt to equity conversion + $117.5mm PIPE and non redeeming investors; (2) Considers 5.33 USDBRL exchange rate. At closing, assumes US$415mm transaction proceeds ($168mm commitments + $247mm of SPAC Public Shareholders). Assumes transaction expenses of $18 million. Assumes price per share of $10 for illustrative purposes; (3) Ownership refers to economic rights; (4)Final stakes depend on the final redemption result of HPX Corp. shareholders

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Ambipar Response Forecasted Financial Profile

Net Revenue[1,2]



(R$ mm)
Current year M&A
Non-Current year M&A
Organic
CAGR22-26
Total: 33.1%
Organic: 18.1%
365
824
1,001
1,288
1,735
604
1,131
2,961
348
1,202
1,411
3,926
284
1,964
1,678
4,820
273
2,608
1,939
5,450
3,250
2,200
2020A
2021A
1Q22 LTM
1Q22 (3) Annualized
2022E
2023E
2024E
2025E
2026E

EBITDA and EBITDA Margin[1,2]



(R$ mm; %)
Current year M&A
Non-Current year M&A
Organic
28.9%
28.2%
27.8%
26.5%
25.1%
24.0%
24.5%
25.2%
25.3%
CAGR22-26
Total: 33.4%
Organic: 20.9%
106
233
278
341
436
92
344
711
55
209
446
961
46
370
544
1,213
45
528
640
1,379
643
736
2020A
2021A
1Q22 LTM
1Q22 (3) Annualized
2022E
2023E
2024E
2025E
2026E

ROIC[1]



(%)
36.7%
31.0%
17.2%
20.0%
22.5%
24.5%
26.8%
2020A(4)
2021A(4)
2022E
2023E
2024E
2025E
2026E

Free Cash Flow & Cash Conversion Rate[1]



(R$ mm; %)
32.5%
42.4%
50.6%
57.5%
48.8%
20
-17
142
301
486
698
673
2020A
2021A
2022E
2023E
2024E
2025E
2026E

Notes:

1. *Financial Metrics as calculated in the Appendix; Projections assume the funding from the transaction as described in the presentation and a closing in 2022*
2. *Includes only ~50% of the acquired Net Revenue and EBITDA at the year of the acquisition (except as noted for 4Q21 annualized)*
3. *Includes the full year impact of the acquisitions completed in 2021 by considering annualized 1Q22 results*
4. *Excludes intangibles from asset base*

25

7.1x 8.7x 13.4x 14.2x 10.4x 12.1x 17.1x 13.1x 8.1x 9.7x 26 Ambipar Response Presents Attractive Margins and Returns at an Attractive Valuation Source: Reports of Ambipar Group and the other illustrated companies, Bloomberg and Factset as of June 4 th , 2022 Notes: (1) Financial Metrics as calculated in the Appendix; (2) Average between 2020 and 2021 ; (3) Pre - money Net Debt for Ambipar Response; (4) Includes Waste Management, Harsco , GFL, US Ecology , Waste Conection and Stericycle ; (5) Includes Cintas, ISS, Aramark, Sodexo, Unifirst, ABM and CORR 2021 EBIT (1) /Total Assets Net Debt/EBITDA (1) 2021 29% 18% 27% 18% 11% Other Enviromental (4) 13% 7% 8% 5% 9% Other Enviromental (4) 3.1x 3.0x 3.0x 3.8x 0.7x Other Enviromental (4) Environmental Services Outsourcing Players (5) Outsourcing EV / EBITDA (1) 2022E Median 12.6x Median 8.9x 118% 20% 10% 12% 1% 20% 13% 3% 53% 8% 103% 17% 13% 12% 6% 26% 14% 2% 46% 18% CAGR 20 - 22 (3) Net Revenue (1) EBITDA (1) EBITDA Margin 2021 (1,2)

27 Transaction vs Ambipar Group’s Current Valuation ▪ Ambipar Response’s enterprise value implied in Ambipar Group’s current valuation considers: • The same EV/EBITDA multiple for both Ambipar Response and Ambipar Environment divisions • Response represents 45% of Ambipar Group’s consolidated 2021A EBITDA Source: Ambipar Group reports and Bloomberg - USD numbers assume 5.33 USDBRL exchange rate - “VWAP” refers to Volume weighted average price . VWAP calculation as of July 1 st , 2022 - * Median target share price for Ambipar Group from eleven research analysts that cover Ambipar Group (AMBP3) Key Considerations VWAP 30D VWAP 60D VWAP 90D Target price* Ambipar Holding (AMBP3) Share Price – R$/Share 26.14 28.66 30.07 61.65 Market Cap – R$mm 2,952 3,237 3,396 6,963 Enterprise Value – R$mm 5,717 6,002 6,161 9,728 Ambipar Response Implied EV (45% of Ambipar Group) - R$mm 2,573 2,701 2,773 4,377 Implied EV - US$mm 483 507 520 821 Transaction with HPX EV - US$mm 581 581 581 581 Transaction premium (discount) 20.4% 14.7% 11.7% (29.2%)

Investment Highlights 28 Substantially Fragmented Market with Room for Consolidation and Strong Tailwind from ESG Compliance Solid Competitive Advantages Being a Leading Environmental Solutions Service Provider in Brazil (1) Well Positioned to Grow Internationally , Especially in North America Opportunity to Leverage HPX’s Operational and Financial Expertise in M&A, Standardization of Global Processes and Integration of Acquired Companies 1 2 3 5 Strong M&A Track Record with Structured Integration Process and a Solid Pipeline Ahead 4 Source: Bloomberg Note: (1) Based on total revenue in 2021A relative to its major competitors. Source: publicly available information of Ambipar Group and its maj or competitors.

Appendix

30 Uses and sources sensitivity *USD numbers assume 5.33 BRLUSD exchange rate; redemption calculations only take into consideration HPX shareholders who hav e n ot signed a non redemption agreement Redemption Sources 25% 50% 75% 100% Ambipar Group Equity Rollover 345 345 345 345 345 Ambipar Group Subscription 51 51 51 51 51 PIPE + SPAC Investors 365 303 241 179 118 Total Sources 760 699 637 575 513 Uses Ambipar Group Equity Rollover 345 345 345 345 345 Intercompany Debt Amortization 51 51 51 51 51 Cash on Response's Balance Sheet 347 285 223 161 100 Estimated Transaction Expenses 18 18 18 18 18 Total Uses 760 699 637 575 513 ($ mm, shares in mm) Price per share $10.00 $10.00 $10.00 $10.00 $10.00 Pro - forma outstanding shares 79.8 73.7 67.5 61.3 55.1 Post - money equity value $798 $737 $675 $613 $551 (+) Pre - money Net Debt 180 180 180 180 180 ( - ) Net Transaction proceeds 397 335 274 212 150 Enterprise value $581 $581 $581 $581 $581 EV/ EBITDA 22E 7.1x 7.1x 7.1x 7.1x 7.1x

31 Cap table sensitivity *USD numbers assume 5.33 BRLUSD exchange rate; redemption calculations only take into consideration HPX shareholders who hav e n ot signed a non redemption agreement Redemption # shares 25% 50% 75% 100% Ambipar Group 39.6 39.6 39.6 39.6 39.6 Ambipar Group Rollover 34.5 34.5 34.5 34.5 34.5 Ambipar Group Subscription 5.05 5.05 5.05 5.05 5.05 PIPE + Non redemption agreement (NRA) 13.6 13.6 13.6 13.6 13.6 SPAC Public Shareholders 24.7 18.5 12.4 6.2 0.0 HPX Capital Partners (Sponsor) 1.9 1.9 1.9 1.9 1.9 Total 79.8 73.7 67.5 61.3 55.1 % cap table Ambipar Group 49.6% 53.7% 58.7% 64.6% 71.8% Ambipar Group Rollover 43.3% 46.9% 51.2% 56.3% 62.6% Ambipar Group Subscription 6.3% 6.9% 7.5% 8.2% 9.2% PIPE + Non redemption agreement (NRA) 17.1% 18.5% 20.2% 22.2% 24.7% SPAC Public Shareholders 30.9% 25.1% 18.3% 10.1% 0.0% HPX Capital Partners (Sponsor) 2.4% 2.6% 2.8% 3.1% 3.5% Total 100% 100% 100% 100% 100%

Gross Revenue: We calculated gross revenue as revenue before deductions comprised mainly of Brazilian social security taxes ( PIS /COFINS) and municipal tax on services (ISS). Net Revenue: We calculated net revenues as revenue after deductions comprised mainly of Brazilian social security taxes (PIS/ COF INS) and municipal tax on services (ISS). EBIT: We calculated EBIT (earnings before interest and tax) by adjusting net income for the period to exclude the effects of net interest income/expense and income tax expenses or benefits. EBITDA: We calculated EBITDA (earnings before interest, tax, depreciation and amortization) by adjusting net income for the p eri od to exclude the effects of net interest income/expense, income tax expenses or benefits, depreciation and amortization. EBITDA Margin: We calculated EBITDA margin as EBITDA for the period divided by Net Revenue for the period. Net Debt: We calculated net debt as financial debt + related parties liabilities + acquisition investment obligations + divid end payables – cash and equivalents – related parties assets Free Cash Flow: We calculated free cash flow as EBITDA – change in working capital – income taxes – capex . Cash Conversion Rate: We calculated cash conversion rate as Free Cash Flow/ EBITDA ROIC: We calculated ROIC as NOPAT/ invested capital, where: NOPAT: We calculated NOPAT (net operating profit after tax ) as EBIT (earnings before interest and tax) adjusted to exclude t he effective tax rate Invested Capital: We calculated invested capital as Net Debt + equity – intangible assets – dividend payables 32 Financial Metrics Reconciliation

Risk Factors Summary

Certain factors may have a material adverse effect on our business, financial condition, results of operations and reputation. You should carefully consider the following risk factors that apply to the business and operations of Emergência Participações S.A. and its subsidiaries and to its potential business combination (the "Business Combination") with HPX Corp. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of these risks actually occurs, alone or in combination with other events or circumstances, our business, financial condition, results of operations, future prospects and reputation, as well as our ability to realize the anticipated benefits of the Business Combination, could be materially and adversely affected. In that event, the trading price of our securities following the Business Combination could decline, and you could lose part or all of your investment. In this section, "Target" means Emergência Participações S.A., the "SPAC" means HPX Corp., the "PubCo" means the combined company, and the "Company," "we," "our" or "us" means Target (together with its consolidated subsidiaries) for the periods prior to the Business Combination and refers to PubCo (together with its consolidated subsidiaries) for periods from and after the Business Combination. These risk factors are provided to you in the context of your potential investment in PubCo's securities, immediately prior to or concurrently with, and contingent upon, the consummation of the Business Combination of the SPAC and the Target, and are qualified in their entirety by the definitive documents and other disclosure documents.

Risks Relating to the Operation of Our Business

- Our acquisitions and corporate reorganizations subject us to a variety of risks that could adversely affect our results of operations and financial condition.
- We may face successor liability for contingencies and damages arising from our acquisitions that have not been identified prior to the relevant acquisition and may not be sufficiently indemnified under the terms of the applicable acquisition agreement.
- Competition for attractive acquisition targets and consolidation in our sector may limit our ability to grow through acquisitions.
- Our growth depends largely on our ability to successfully execute our M&A strategy. We may not realize the expected benefits from recent or potential future acquisitions or may incur significant expenses in connection therewith, which could adversely affect our results of operations and financial condition.
- The use of cash and significant indebtedness in connection with financing acquisitions could adversely impact our liquidity, limit our flexibility to respond to other business opportunities and increase our vulnerability to adverse economic and operating conditions.
- We may be unable to comply with the financial and operating covenants set forth in the deed governing our debentures.
- Difficulties in managing the liquidity risk may adversely affect our financial and operating performance and limit our growth.
- We may not be able to raise sufficient funds to implement our business plan, renew our existing lines of credit or access new financing facilities on attractive terms or at all, which could have a material adverse effect on us.
- Our emergency response services are subject to operational and security risks, including as a result of the handling of hazardous substances, and any accidents that occur during the performance of our services may expose us to significant civil, environmental and criminal liabilities and adversely affect our business, results of operations, financial condition and reputation.
- Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.
- We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.
- We, our subsidiaries, our direct or indirect controlling shareholders and members of our management and that of the SPAC, or companies with which that management has been involved with in the past, have been in the past and may in the future be subject to legal, administrative or arbitration disputes or investigations. This includes a past SEC investigation relating to accounting practices at Kraft Heinz which has been finally settled without charging any executives involved with us or the SPAC. Any disputes or investigations may adversely affect our results of operations, financial condition and reputation.
- Losses not covered by insurance policies or that exceed the respective indemnity limits, as well as failure to renew insurance policies under conditions favorable to us, may have an adverse effect on our business.
- The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, financial condition, results of operations and prospects will depend on future developments, which are highly uncertain and are difficult to predict.
- We may not be successful in renewing strategic lease agreements or at terms and conditions favorable to us.
- We may not be able to timely address the consequences of cybersecurity incidents, including attacks on the infrastructure necessary to maintain our IT systems, which could adversely affect our reputation and financial condition.
- Significant disruptions of information technology systems or breaches of data security could adversely affect our business.
- We are subject to risks associated with non-compliance with the Brazilian Data Protection Law and similar legislation of other countries in which we operate and may be adversely affected by the application of fines and other types of sanctions.
- The loss of members of our management may have a material adverse effect on our business, financial condition and results of operations.
- The projected financial and operating information in this presentation relies in large part upon assumptions and analyses developed by us and third-party sources and are based on our ability to achieve, among other factors, certain growth milestones in accordance with our business plans. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.
- Our inability or failure to protect our intellectual property or our infringement of the intellectual property of third parties may negatively impact our operating results.
- If we are unable to attract, develop and retain employees committed to our culture and brand, our operations may be adversely affected.
- We may not be able to manage our growth effectively, which could have a material adverse effect on our business, results of operations, financial condition and reputation.
- Failures in our risk management, compliance and internal control systems, policies and procedures may adversely affect our business, financial condition and reputation.
- Our governance, risk management and compliance processes may fail to detect violations of anti-corruption and anti-money laundering laws and our standards of ethics, including as a result of the conduct of our managers, employees, suppliers, business partners and third parties who act in our name, interest or benefit, which may have a material and adverse impact on our business, financial condition, results of operations, reputation and market price of our securities.
- Our results may be adversely impacted by changes in international financial reporting standards.
- Any increase in operational costs and any difficulties we encounter in recovering costs incurred by us for the performance of our activities may adversely affect us.
- We may face potential conflicts of interest in negotiations with related parties.
- Our indirect controlling shareholder is a party to legal proceedings the outcome of which may adversely affect our reputation and our business.
- We are a holding company and depend on the operational results of our subsidiaries.
- We may be liable for environmental, tax, labor and social security obligations of suppliers or service providers.
- The use and supply of outsourced labor may subject us to joint and several liability for labor and social security liabilities.
- Our operations may be affected by seasonal fluctuations and other demand factors over which we have no control.
- Our inability to maintain long-term business relationships with our customers at the same or higher volumes or prices and/or to renegotiate such relationships on other favorable terms could negatively affect our ability to grow and adversely affect our competitiveness and our results of operations.
- Our business, financial condition and results of operations may be adversely affected by the various conflicting and/or onerous legal and regulatory requirements imposed on us by the countries where we operate.
- Failure to comply with socio-environmental laws and regulations, including with respect to the handling of hazardous waste, may adversely affect our business.
- We may incur significant costs arising from compliance with new or more restrictive social and environmental laws and regulations.
- The markets in which we operate are highly competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed.

33

Risk Factors Summary (Cont'd)

Risks Relating to the Markets Where We Operate

- Governments have a high degree of influence in the economies of emerging markets where we operate, which could adversely affect our results of operations.
- Economic uncertainties and political instability in the Latin American countries in which we operate, in particular Brazil and Chile, may adversely affect our business, operations and financial condition and that of our subsidiaries.
- Political, economic and social events and the perception of risks in other countries, especially in emerging economy countries and in the United States, China and the European Union, may adversely affect the economy of the countries in which we operate and the market price of our securities.
- Exchange rate instability can harm the economy of emerging markets where we operate and, consequently, affect us.
- Inflation and government efforts to curb it may contribute to an uncertain economic scenario, adversely affecting us and the market price of our securities.
- Our operating results may be impacted by changes in tax legislation, unfavorable results from tax contingencies or by the modification, suspension or cancellation of tax benefits or special regimes.
- Outbreaks of communicable diseases worldwide, such as COVID-19, could lead to greater volatility in the global capital markets and result in negative pressure on the global and local economy of the markets where we operate, which could have an adverse effect on our results of operations and financial condition and affect the trading price of our securities.
- Any further decline in Brazil's credit rating could adversely affect the trading price of our securities.
- Holders of our securities may face difficulties in serving process on or enforcing judgments against us and other persons.
- Changes in legislation and regulations in Chile may have an adverse effect on our business.
- A severe earthquake or tsunami in Chile could negatively affect the Chilean economy and our infrastructure and, as a result, negatively impact our business, financial condition and consolidated operating results.
- Under a constitutional provision, the Chilean government has the power to seize or expropriate our assets under certain circumstances.

Risks Related to the Business Combination, the SPAC and the PubCo

- The sponsor of the SPAC has agreed to vote in favor of the Business Combination, which will increase the likelihood that the SPAC will receive the requisite stockholder approval for the Business Combination and the transactions contemplated thereby regardless of how the SPAC's public shareholders vote.
- If the conditions to the Business Combination Agreement are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not occur.
- The Business Combination may be required to close if the requisite SPAC shareholder approval is obtained, even if the SPAC's board of directors determines it is no longer in the best interest of the SPAC's shareholders.
- Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.
- The SPAC or the Target may waive one or more of the conditions to the Business Combination. The exercise of discretion by the SPAC's directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests the SPAC's shareholders.
- The sponsor of the SPAC, certain members of its board of directors and its officers have interests in the Business Combination that may conflict with those of other SPAC shareholders in recommending that shareholders vote in favour of the approval of the Business Combination.
- The market price and trading volume of PubCo's securities following the consummation of the Business Combination may be volatile and could decline significantly following the Business Combination.
- Following the consummation of the Business Combination, PubCo warrants will become exercisable for common shares of PubCo, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.
- If we raise additional capital in the future through the issuance of securities, it may result in the dilution of the interest of PubCo's shareholders.
- The SPAC may be a passive foreign investment company, which could result in adverse United States federal income tax consequences to U.S. investors.
- As a private investor in PubCo, you will not have the same protections as an investor in an underwritten public offering of securities of PubCo.
- Following the consummation of the Business Combination, PubCo may invest or spend the proceeds of the Business Combination and private placement in ways with which the investors may not agree or in ways which may not yield a return.
- Following the Business Combination, we will incur increased costs and become subject to additional regulations and requirements as a result of becoming a public company in the United States.
- We are and will continue to be an "emerging growth company" and are subject to reduced SEC reporting requirements applicable to emerging growth companies.
- We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to us after the Business Combination is consummated.
- As a foreign private issuer, PubCo will be exempt from a number of rules under the U.S. securities laws and will be permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of PubCo's securities.
- In the future, we may lose our foreign private issuer status, which would then require us to comply with the Exchange Act's domestic reporting regime and cause us to incur significant legal, accounting and other expenses.
- The SPAC is not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price the SPAC is paying for the business is fair to the SPAC and its public shareholders from a financial point of view.
- Our controlling shareholder may take actions which are not necessarily in our interest or in the interest of our other shareholders.
- If the SPAC is unable to complete a business combination or receive shareholder approval for an extension by July 20, 2022, the SPAC will cease all operations except for the purpose of winding up and the SPAC will redeem the public shares and liquidate.
- The proximity of the SPAC's investment period deadline adds additional pressure for the SPAC to close the Business Combination, which may impair the SPAC's negotiating leverage.
- Because PubCo is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
- We do not expect to pay dividends for the foreseeable future after the Business Combination.
- The only principal asset of PubCo following the Business Combination will be its interest in the Target and accordingly, PubCo will depend on distributions from the Target to pay its debts and other obligations.
- Anti-takeover provisions in our governing documents might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our securities.
- The trading market for our securities will be influenced by the research and reports that analysts may publish about us, our business, our market and our competitors, or by the lack of any such research and reports. If the Business Combination's benefits do not meet the expectations of these analysts, the market price of our securities may decline.

34

Risk Factors Summary (Cont'd)

- We expect fluctuations in our results of operations, making it difficult to project future results, and if we fail to meet the expectations of analysts or investors with respect to our results of operations, our stock price could decline.
- Substantial future sales, or the perception of future sales, of our securities could cause the market price of our securities to decline, even if our business is doing well.
- A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
- The Target and the SPAC have incurred and will incur significant, non-recurring transaction costs in connection with the Business Combination, private placement and related transactions, such as legal, accounting, consulting, and financial advisory fees, which may be paid out of the proceeds of the Business Combination and the private placement.
- The SPAC is attempting to complete the business combination with a private company about which little information is available, which may result in an inadequate due diligence investigation of the Target's business and a business combination that is not as profitable as SPAC suspects, if at all.
- If our securities are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in our securities may be disrupted.
- There are risks to SPAC public shareholders related to becoming shareholders of PubCo through the Business Combination rather than through an underwritten public offering, including no independent due diligence review by an underwriter.
- The NYSE may not list our securities on its exchange, and if they are listed we may be unable to satisfy listing requirements in the future, which could limit investors' ability to effect transactions in our securities and subject us to additional trading restrictions.
- Subsequent to the completion of the Business Combination, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on PubCo's financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
- In evaluating the Target for our Business Combination, the management of the SPAC is relying on the availability of all of the funds from the sale of the securities to the PIPE investors in connection with the Business Combination. If the sale of some or all of the securities to PIPE investors fails to close, we may lack sufficient funds to consummate the Business Combination.
- The investors of the SPAC will experience immediate dilution due to the issuance of securities to the shareholder of the Target as consideration in the Business Combination. Having a minority share position likely reduces the influence that the SPAC's investors have on the management of the Company.
- If a U.S. person is treated as owning 10% or more of our shares, such holder may be subject to adverse U.S. federal income tax consequences.
- Being a public company requires significant resources and management attention and may affect our ability to attract and retain executive management and qualified board members.
- After completion of the Business Combination, we will depend on our shareholder Ambipar Participações e Empreendimentos Ltda. for many technological, financial and business services, certain of which will be provided only on a transitional basis while others may be provided for the foreseeable future on arms-length terms.
- Our business and operations could be negatively affected if it becomes subject to any securities litigation, shareholder activism, regulatory actions or compliance issues which could cause us to incur significant expenses, hinder execution of business and growth strategies, including by distracting our management and impacting the price of our securities.
- Changes to the proposed structure of the Business Combination may be required as a result of applicable laws or regulations.
- The SPAC and the Target will be subject to business uncertainties and contractual restrictions while the Business Combination is pending, and such uncertainty could have a material adverse effect on the SPAC's and the Target's business, financial condition, and results of operations.
- The ability of the public shareholders of the SPAC to exercise redemption rights with respect to its shares, either in connection with the extension vote (if required) or in connection with the Business Combination, may deplete the SPAC's trust account prior to the Business Combination and thereby diminish the amount of working capital of PubCo following the consummation of the Business Combination.
- The amount of cash raised in the PIPE private placement may not be sufficient to overcome the amount of any redemptions of shares by the SPAC's public shareholders, either in connection with the extension vote (if required) or in connection with the Business Combination, which could impair the completion of the Business Combination, or force it to be completed at different terms and with a different pro-forma ownership structure than currently envisioned.
- The ability of the SPAC, the Target and the other parties to the Business Combination Agreement to consummate the Business Combination may be adversely affected by the COVID-19 pandemic and the status of equity and debt markets.
- Past performance by entities affiliated with the SPAC or its sponsor, including the SPAC management team, may not be indicative of the future performance of the SPAC's Business Combination with the Target..

35